UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2007

Kronos Incorporated

(Exact name of registrant as specified in charter)

Massachusetts	000-20109	04-2640942
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

297 Billerica Road, Chelmsford, Massachusetts	01824
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 250-9800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

On March 22, 2007, Kronos Incorporated, a Massachusetts corporation (“Kronos”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Seahawk Acquisition Corporation, a Delaware corporation (“Parent”), and Seahawk Merger Sub Corporation, a Massachusetts corporation and a wholly-owned subsidiary of Parent (the “Merger Sub”). Under the Merger Agreement, the Merger Sub will be merged with and into Kronos (the “Merger”), with Kronos continuing after the Merger as the surviving corporation and a wholly-owned subsidiary of Parent. Parent and Merger Sub are entities affiliated with Hellman & Friedman LLC, a private equity investment firm.

At the effective time of the Merger, each outstanding share of Kronos common stock will be converted into the right to receive $55.00 in cash. In addition, all outstanding options to purchase Kronos common stock, all shares of restricted stock and all restricted stock units will become vested in full or all restrictions shall lapse, as applicable, prior to the effective time of the Merger. Any option not exercised prior to the effective time of the Merger will be cancelled in exchange for cash in an amount equal to the excess, if any, of the merger consideration per share of common stock over the exercise price of the option, multiplied by the number of shares of common stock underlying the option. In addition, at the effective time of the Merger each restricted stock unit will be cancelled in exchange for cash in an amount equal to the product of (i) the number of shares of Kronos common stock subject to such restricted stock unit prior to consummation of the Merger and (ii) $55.00, plus the value of any deemed dividend equivalents accrued but unpaid with respect to such restricted stock unit.

Kronos has made customary representations and warranties and covenants in the Merger Agreement, including covenants relating to obtaining the requisite approval of Kronos’ shareholders, Kronos’ conduct of its business between the date of the signing of the Merger Agreement and the closing of the Merger and, subject to certain exceptions, Kronos’ agreement not to solicit, enter into discussions regarding, or provide information in connection with, alternative transactions.

The Merger Agreement has been approved by Kronos’ board of directors and an independent committee of the board of directors. Parent has obtained equity and debt financing commitments for the transactions contemplated by the Merger Agreement. The aggregate proceeds of the commitments, together with the available cash of Parent, will be sufficient for Parent to pay the aggregate merger consideration and all related fees and expenses. Consummation of the Merger is not subject to a financing condition, but is subject to customary conditions to closing, including, among other things, the adoption of the Merger Agreement by Kronos’ shareholders and the termination or expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The Merger Agreement contains certain termination rights of Parent and Kronos and provides that, upon the termination of the Merger Agreement under certain circumstances, Kronos would be required to pay Parent a termination fee of $55.0 million or Parent would be required to pay Kronos a termination fee of $55.0 million. The Merger is expected to close in the third quarter of 2007.

Other than the Merger Agreement, there is no material relationship between Kronos and either of Parent or the Merger Sub.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

Kronos plans to file with the SEC and mail to its shareholders a Proxy Statement in connection with the merger. The Proxy Statement will contain important information about Kronos, the merger and related matters. Investors and security holders are urged to read the Proxy Statement carefully when it is available.

Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by Kronos through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Proxy Statement from Kronos by contacting Kronos Investor Relations at 978-250-9800.

Kronos and its directors and executive officers may be deemed to be participants in the solicitation of proxies with respect to the transactions contemplated by the merger agreement. Information regarding Kronos’ directors and executive officers is contained in Kronos’ Annual Report on Form 10-K for the year ended September 30, 2006 and its proxy statement dated January 19, 2007, which are filed with the SEC. As of February 28, 2007, Kronos’ directors and executive officers beneficially owned approximately 1,187,844 shares, or 3.6%, of Kronos’ common stock. You can obtain free copies of these documents from Kronos using the contact information set forth above. Additional information regarding interests of such participants will be included in the Proxy Statement that will be filed with the SEC and available free of charge as indicated above.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

Statements in this Report regarding the proposed transaction between Hellman & Friedman and Kronos, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined company and any other statements about Hellman & Friedman or Kronos management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements. Important factors that might cause such a difference include, but are not limited to: the ability of Kronos to obtain shareholder approval of the merger, the possibility that the merger will not close or that the closing will be delayed, and other events and factors disclosed previously and described in Kronos’ Annual Report on Form 10-K for the year ended September 30, 2006 and its Quarterly Report on Form 10-Q for the Quarter ended December 30, 2006. Kronos disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this Report.

Item 5.01.	Changes in Control of Registrant.

If the Merger is consummated, there will be a change in control of Kronos. See the disclosure regarding the Merger and the Merger Agreement under Item 1.01 above for additional information.

Item 8.01.	Other Events.

On March 23, 2007, Kronos issued a press release announcing the execution of the Merger Agreement, a copy of which is filed as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

See the Exhibit Index attached to this Report, which is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KRONOS INCORPORATED

Date: March 23, 2007	By:	/s/ Mark V. Julien
Mark V. Julien
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated as of March 22, 2007, among Seahawk Acquisition Corporation, Seahawk Merger Sub Corporation and Kronos Incorporated (1)

99.1	Press release dated March 23, 2007

(1)	The schedules to this agreement have been omitted from this filing. Kronos will furnish copies of any of such schedules to the U.S. Securities and Exchange Commission upon request.